UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2019 (March 28, 2019)

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders

As a result of Advaxis, Inc.’s (the “Company”) reverse stock split described below, the terms of those certain Warrants issued under the Warrant Agency Agreement dated September 11, 2018 (“Warrants”) were modified so that each Warrant now entitles the holder to purchase one-fifteenth of a share of Common Stock for $0.30 (equal to $4.50 per full share). The Company sent notice of this change to the holders of the Warrants on March 29, 2019. The Company’s Notice of Change in Warrant Terms is attached as Exhibit 99.1 to this current report and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

As discussed under Item 5.07 of the Company’s Current Report on Form 8-K filed on February 22, 2019, on February 21, 2019, at the Company’s 2019 annual meeting of stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, within a specified range and at the discretion of the Board of Directors.

Pursuant to such authority granted by the Company’s stockholders, the Company’s Board of Directors approved a one-for-fifteen reverse stock split (the “Reverse Stock Split”) of its common stock. The Reverse Stock Split became effective upon filing of the Amendment with the Secretary of State of the State of Delaware on March 29, 2019.

The Reverse Stock Split reduced the number of shares of common stock issued and outstanding from approximately 82.6 million to approximately 5.5 million. To reflect the Reverse Stock Split, proportional adjustments were made to the Company’s outstanding warrants and options and other equity awards. The Reverse Stock Split did not affect the par value per share of the Company’s common stock or the total number of shares of common stock that the Company is authorized to issue pursuant to its Amended and Restated Certificate of Incorporation, as amended. Continental Stock Transfer and Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of any exchanges of stock certificates requested to reflect the Reverse Stock Split.

The description of the Amendment and the Reverse Stock Split is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On March 28, 2019, the Company issued a press release announcing the Reverse Stock Split. The Company’s press release is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Advaxis, Inc.
99.1	Notice of Change in Warrant Terms dated March 29, 2019
99.2	Press Release of Advaxis, Inc. dated March 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)
Date: March 29, 2019
	By:	/s/ Molly Henderson
Molly Henderson
Executive Vice President and Chief Financial Officer